SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                                 Date of Report
               (Date of earliest event reported) - July 17, 2003



                             VALLEY NATIONAL BANCORP
               (Exact Name of Registrant as Specified in Charter)


                                   NEW JERSEY
                 (State or Other Jurisdiction of Incorporation)


                               1-11277 22-2477875
           (Commission File Number) (IRS Employer Identification No.)


                    1455 Valley Road, Wayne, New Jersey 07470
                    (Address of Principal Executive Offices)


                                 (973) 305-8800
                         (Registrant's Telephone Number)

     Item 9. The following information is being provided under Item 12 of Form 8-K. Today, Valley National Bancorp ("Valley") issued a press release reporting 2003 second quarter results of operations. A copy of the press release is attached to this Current Report Form 8-K as Exhibit 99 and incorporated by reference herein.
Item 7.           Financial Statements and Exhibits

                  (c)      Exhibit

                           99       Press Release dated July 17, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                     VALLEY NATIONAL BANCORP







                                                 By: /s/ Alan D. Eskow
                                                 Alan D. Eskow
                                                 Executive Vice President and
                                                 Chief Financial Officer
                                                 (Principal Financial Officer)



Dated: July 17, 2003

FOR IMMEDIATE RELEASE               Contact:     Alan Eskow
                                                 Executive Vice President and
                                                 Chief Financial Officer
                                                 973-305-4003



     Valley National Bancorp Reports Net Income and EPS for Second Quarter

     WAYNE, NJ - July 17, 2003 -- Valley National Bancorp (NYSE:VLY) today reported net income of $0.40 per diluted share or $37.7 million for the second quarter ended June 30, 2003, compared with $0.40 per diluted share or $39.9 million for the second quarter of 2002. All data reflects the 5 percent stock dividend that was issued May 16, 2003.

     Net income for the six months ended June 30, 2003 was $0.80 per diluted share or $75.7 million compared to $0.79 per diluted share or $78.5 million for the first half of 2002. The effective tax rate for the second quarter and first half of 2003 was 34.2 percent and 34.1 percent, respectively, compared to 30.4 percent and 28.7 percent for the same periods in 2002 when Valley had recorded a $1.75 million and $5.25 million tax benefit associated with the restructuring of a subsidiary into a REIT.

     Under Valley's share repurchase program approved by the Board of Directors in August 2001, a total of 10.2 million of the 10.5 million common shares authorized for repurchase had been acquired through the close of the 2003 second quarter at a total cost of $250 million, funds that would otherwise have been invested and contributed to a higher net interest income and net income. During the first six months of 2003, Valley repurchased 1.4 million common shares at a total cost of $35.2 million.

     Net interest income, on a tax equivalent basis, for the second quarter of 2003 was $94.3 million, with a net interest margin of 4.34 percent. That compares with net interest income of $94.7 million for the 1st quarter of 2003 with a net interest margin of 4.46 percent. Net interest income declined slightly during the second quarter of 2003 mainly as a result of declining interest rates on loans and investments due to refinancing activity. Deposit and borrowing rates also declined, but by less than the rates on loans and investments.

     Gerald H. Lipkin, Valley's Chairman, President and CEO stated, "We are pleased with the results we achieved under difficult economic conditions in the first half of 2003. Despite a soft economy, and an increased effective tax rate, we continued to grow the company while maintaining Valley's strong asset quality."

     For the second quarter of 2003, Valley achieved an annualized return on average shareholders' equity (ROE) of 24.27 percent, an annualized return on average assets (ROA) of 1.62 percent and an efficiency ratio of 50.3 percent. The efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and non-interest income. These ratios place Valley among the nation's best performing banks.

     Total loans increased to $6.1 billion at June 30, 2003 from $5.5 billion at June 30, 2002 or 11.7 percent and were up from $6.0 billion at March 31, 2003. In the first half of 2003, Valley achieved strong increases in residential and commercial mortgages and commercial loans. During the first half of 2003, Valley also sold approximately $156 million of residential and SBA loans while selling approximately $246 million of loans for the full year 2002.

     Total deposits increased by 6.6 percent to $7.0 billion at June 30, 2003 from $6.6 billion at June 30, 2002. Non-interest bearing deposits increased by
9.1 percent over the June 30, 2002 balances to $1.6 billion, and savings deposits increased by 17.2 percent to $3.2 billion. These are Valley's lowest cost core deposits and the most desirable type of deposits Valley attempts to attract. Valley's cost of average total deposits for the first half of 2003 was
1.11 percent, down from 1.66 percent for the first six months of 2002, reflecting the lower interest rate environment.

     Net chargeoffs were $1.6 million for the first half of 2003. Total non-performing assets, which include non-accrual loans and other real estate owned ("OREO"), totaled $24.1 million, or 0.39 percent of loans and OREO, at June 30, 2003, down from $27.2 million at March 31, 2003.

     Loans past due 90 days or more and still accruing at June 30, 2003 decreased to $3.0 million, or 0.05 percent of $6.1 billion of total loans, compared to $4.7 million at March 31, 2003 and $4.9 million at December 31, 2002. Total loans past due in excess of 30 days were 0.75 percent of all loans at June 30, 2003 compared with 0.87 percent at March 31, 2003 and 1.20 percent at December 31, 2002.

     Non-interest  income for the second quarter of 2003 was $26.2  million,  up
28.4 percent  from $20.4  million for the second  quarter of 2002,  amounting to
22.0 percent of the total of net interest income and non-interest income. The increase was heavily influenced by income from Masters Coverage Corp. (an all-line insurance agency), NIA/Lawyers Title Agency, LLC, both acquired during the second half of 2002 and Glen Rauch Securities, Inc., acquired January 1, 2003. In addition, service charges on deposit accounts increased by $855 thousand or 17.7 percent while gains from the sale of loans increased by $1.2 million or 74.6 percent.

     Non-interest expense for the second quarter of 2003 rose by 18.4 percent to $59.9 million from the 2002 second quarter due largely to increased salary expense for the recently acquired subsidiaries, business expansion including new and refurbished branches, and higher expenses and depreciation charges in connection with recent investments in technology systems. In addition, amortization of intangibles increased by $895 thousand or 33.0 percent mainly due to heavy refinancing resulting in a decline in Valley's portfolio of serviced residential mortgage loans. On a linked quarter basis, salary expense was $24.4 million for the first quarter of 2003 compared to $24.6 million for the second quarter of 2003.

     Valley's risk-based capital ratios were 10.86 percent for Tier 1 capital and 11.71 percent for total capital. The Tier 1 leverage ratio was 8.20 percent. Shareholders' equity decreased to $629.1 million from $673.1 million a year ago. This decrease resulted from shares acquired under Valley's share repurchase program used primarily for the payment of the 5% stock dividend issued in 2003. During the quarter Valley acquired approximately 670 thousand shares under this program at a cost of $16.6 million, for an average price of $24.82.

     Valley has begun to reposition some of its borrowings to take advantage of the low long-term interest rate environment that presently exists. It is anticipated that this strategy will enable Valley to better match its lower yielding fixed rate loans when interest rates begin to rise.*

     Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, currently operates 128 offices located in 83 communities serving 11 counties throughout northern New Jersey and Manhattan.

                 * * * * * * * * * * * * * * * * * * * * * * * *
     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by an "asterisk" (*) or such forward-looking terminology as "expect," "view," "opportunity," "allow," "continues," "reflects," or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, among others, the following: unanticipated changes in the direction of interest rates, effective income tax rates, loan prepayment assumptions, levels of loan quality and origination volume, relationships with major customers, as well as the effects of economic conditions and legal and regulatory barriers and the development of new tax strategies or the disallowance of prior tax strategies. Valley assumes no obligation for updating any such forward-looking statement at any time.

                                      # # #

                               -Tables to Follow-


Valley National Bancorp
Consolidated Financial Highlights


SELECTED FINANCIAL DATA
                                        Three Months Ended    Six Months Ended
                                            June 30,              June  30,
(Dollars in thousands, except per share    2003     2002       2003      2002
data)

SELECTED FINANCIAL DATA:
Net income                             $37,729     $39,896   $75,711  $78,496
Net interest income                     92,755      91,447   185,911  179,227
Net interest income (FTE)               94,303      92,907   188,964  182,110

Weighted Average Number of Shares Outstanding:*
     Diluted                     94,313,570  99,344,567 94,685,855 99,778,533

Per share data:*
  Basic earnings                        $0.40       $0.40     $0.80     $0.79
  Diluted earnings                       0.40        0.40      0.80      0.79
  Cash dividends declared               0.225        0.21      0.44      0.42
  Book value                             6.71        6.86      6.71      6.86
  Closing stock price - high            27.13       27.57     27.13     27.57
  Closing stock price - low             24.01       25.05     22.86     25.03

FINANCIAL RATIOS:
Net interest margin - FTE                4.34%       4.62     4.40 %     4.55
Annualized return on average assets      1.62        1.87      1.65      1.85
Annualized return on average equity     24.27       24.16     24.16     23.67
Efficiency ratio                        50.32       45.20     49.60     45.88

SELECTED BALANCE SHEET ITEMS AND RATIOS
                                         Three Months Ended  Six Months Ended
                                           June 30,             June 30,
(Dollars in thousands)                  2003       2002       2003       2002

AVERAGE BALANCE SHEET ITEMS:

Assets                            $9,308,327  $8,542,747 $9,194,695 $8,475,427
Interest earning assets            8,692,965   8,039,643  8,588,703  7,996,965
Loans                              6,050,578   5,389,510  5,954,306  5,355,424
Interest bearing liabilities       6,878,608   6,196,573  6,777,443  6,144,150
Deposits                           6,863,701   6,530,711  6,749,512  6,440,820
Shareholders' equity                 621,874     660,546    626,652    663,219

ALLOWANCE FOR LOAN LOSSES:
Beginning of period                  $66,791     $64,223   $64,087     $63,803
Provision for loan losses              1,755       3,974     5,010       7,679
Charge-offs                            2,143       5,265     4,310       9,980
Recoveries                             1,074       1,367     2,690       2,797
End of period                         67,477      64,299    67,477      64,299

     *Weighted average number of shares outstanding and per share data reflect the 5 percent stock dividend issued on May 16, 2003.


Valley National Bancorp
Consolidated Financial Highlights


SELECTED FINANCIAL DATA
                                                    As of June 30,
(Dollars in thousands)                             2003       2002
BALANCE SHEET ITEMS:
Assets                                         $9,506,570   $8,782,717
Loans                                           6,133,388    5,489,863
Deposits                                        7,026,076    6,591,437
Shareholders' equity                              629,134      673,120
CAPITAL RATIOS:
Tier 1 leverage ratio                               8.20%         9.65
Risk-based capital - Tier 1                        10.86         13.01
Risk-based capital - Total Ca                      11.71         14.02
ASSET QUALITY:
Non-accrual loans                                $23,894       $19,553
Other real estate owned (OREO)                       172             0

Total non-performing assets                       24,066        19,553

Loans past due 90 days or more and
  still accruing                                   3,023        10,216

ASSET QUALITY RATIOS:
Non-performing assets to total loans plus
  other real estate owned (OREO)                   0.39%          0.36
Allowance for loan losses to loans                 1.10           1.17
Net charge-offs to average loans                   0.05           0.27


SHAREHOLDER RELATIONS
     Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding Shareholder Relations should be directed to Dianne Grenz at Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP
Consolidated Statements of Financial Condition
($ in thousands)

                                                                                                    June 30,

Assets                                                                               2003                                2002
                                                                                 --------------                     ---------------

Cash and due from banks                                                       $        241,325                   $         195,697
Securities:
   Available for sale                                                                2,126,734                           2,258,258
   Held to maturity                                                                    605,695                             511,237
   Trading account                                                                       3,524                                   0
                                                                                 --------------                     ---------------
         Total securities                                                            2,735,953                           2,769,495
                                                                                 --------------                     ---------------
Loans                                                                                6,034,860                           5,461,605
Loans held for sale                                                                     98,528                              28,258
Less: Allowance for loan losses                                                       (67,477)                            (64,299)
                                                                                 --------------                     ---------------
Loans, net                                                                           6,065,911                           5,425,564
                                                                                 --------------                     ---------------

Premises and equipment, net                                                            116,549                             105,381
Due from customers on acceptances outstanding                                           10,667                              18,283
Accrued interest receivable                                                             41,219                              45,110
Intangible assets                                                                       53,004                              32,625
Bank owned life insurance                                                              161,910                             155,342
Other assets                                                                            80,032                              35,220
                                                                                 --------------                     ---------------
          Total assets                                                        $      9,506,570                   $       8,782,717
                                                                                 ==============                     ===============

Liabilities

Deposits:
     Non-interest bearing                                                     $      1,598,087                   $       1,464,336
     Interest bearing:
        Savings                                                                      3,159,926                           2,697,104
        Time                                                                         2,268,063                           2,429,997
                                                                                 --------------                     ---------------
          Total deposits                                                             7,026,076                           6,591,437
                                                                                 --------------                     ---------------
Federal funds purchased and securities
     sold under agreements to repurchase                                               449,116                             244,008
Treasury tax and loan account and other
     short-term borrowings                                                              17,268                              38,575
Long-term debt                                                                       1,072,599                             923,686
Bank acceptances outstanding                                                            10,667                              18,283
Accrued expenses and other liabilities                                                 101,710                              93,608
                                                                                 --------------                     ---------------
          Total liabilities                                                          8,677,436                           7,909,597
                                                                                 --------------                     ---------------

Company - obligated mandatorily redeemable preferred                                   200,000                             200,000
     capital securities of a subsidiary trust holding solely junior subordinated debentures of the Company

Shareholders' Equity (1)
Preferred stock, no par value
      30,000,000 shares authorized; none issued                                              0                                   0
Common stock, no par value, authorized 149,564,244
      shares; issued 94,249,841 shares in 2003 and
      99,022,370 shares in 2002                                                         33,332                              33,347
Surplus                                                                                319,140                             318,851
Retained earnings                                                                      254,078                             304,919
Unallocated common stock held by the employee benefit plan                               (352)                               (519)
Accumulated other comprehensive gain                                                    36,123                              38,206
                                                                                 --------------                     ---------------
                                                                                       642,321                             694,804
Treasury stock, at cost (500,326 common shares
     in 2003 and 832,027 in 2002)                                                     (13,187)                            (21,684)
                                                                                 --------------                     ---------------
          Total shareholders' equity                                                   629,134                             673,120

                                                                                 --------------                     ---------------
          Total liabilities and shareholders' equity                          $      9,506,570                   $       8,782,717
                                                                                 ==============                     ===============

Note:  (1) Share data reflects the 5% stock dividend paid on May 16, 2003.

VALLEY NATIONAL BANCORP
Consolidated Statements of Income                                                              Three Months Ended
($ in thousands, except per share data)                                                        June 30, 2003
                                                                                2003                                    2002
                                                                       --- -----------------                     -----------------

Interest Income
Interest and fees on loans                                              $            92,225                      $         91,902
Interest and dividends on investment securities                                      33,729                                39,128
Interest on federal funds sold and other
          short-term investments                                                         86                                   327
                                                                           -----------------                      -----------------
               Total interest income                                                126,040                               131,357
                                                                           -----------------                      -----------------
Interest Expense
Interest on deposits:
     Savings deposits                                                                 6,427                                 8,632
     Time deposits                                                                   12,218                                18,019
Interest on other borrowings                                                         14,640                                13,259
                                                                           -----------------                      -----------------
               Total interest expense                                                33,285                                39,910
                                                                           -----------------                      -----------------
Net Interest Income                                                                  92,755                                91,447
Provision for loan losses                                                             1,755                                 3,974
                                                                           -----------------                      -----------------
Net interest income after provision for
     loan losses                                                                     91,000                                87,473
                                                                           -----------------                      -----------------
Non-Interest Income
Trust and investment services                                                         2,156                                 1,192
Insurance fees, commissions and premiums                                              4,202                                   735
Service charges on deposit accounts                                                   5,682                                 4,827
Gains on securities transactions, net                                                 2,968                                 2,609
Fees from loan servicing                                                              2,459                                 2,415
Gain on sale of loans, net                                                            2,727                                 1,562
Bank owned life insurance                                                             1,564                                 1,806
Other                                                                                 4,464                                 5,275
                                                                           -----------------                       -----------------
               Total non-interest income                                             26,222                                20,421
                                                                           -----------------                       -----------------

Non-Interest Expense
Salary expense                                                                       24,647                                20,882
Employee benefit expense                                                              5,892                                 4,701
Net occupancy expense                                                                 8,767                                 7,118
Amortization of intangible assets                                                     3,609                                 2,714
Distributions on capital securities                                                   3,932                                 3,932
Other                                                                                13,028                                11,214
                                                                           -----------------                       -----------------
               Total non-interest expense                                            59,875                                50,561
                                                                           -----------------                       -----------------
Income before income taxes                                                           57,347                                57,333
Income tax expense                                                                   19,618                                17,437
                                                                           -----------------                       -----------------
Net Income                                                              $            37,729                       $        39,896
                                                                           =================                       =================

Earnings Per Share:  (1)
              Basic                                                     $              0.40                       $          0.40
              Diluted                                                   $              0.40                       $          0.40
Weighted Average Number of Shares Outstanding:  (1)
              Basic                                                              93,798,729                            98,709,539
              Diluted                                                            94,313,570                            99,344,567


Note:  (1)  Share data reflects the 5% stock dividend paid on May 16, 2003.


VALLEY NATIONAL BANCORP
Consolidated Statements of Income                                                              Six Months Ended
($ in thousands, except per share data)                                                       June 30, 2003
                                                                                2003                                   2002
                                                                        --- ----------------                       ----------------

Interest Income
Interest and fees on loans                                               $          184,052                     $          182,788
Interest and dividends on investment securities                                      68,246                                 75,762
Interest on federal funds sold and other
          short-term investments                                                        173                                    964
                                                                            ----------------                       ----------------
               Total interest income                                                252,471                                259,514
                                                                            ----------------                       ----------------
Interest Expense
Interest on deposits:
     Savings deposits                                                                13,137                                 16,720
     Time deposits                                                                   24,171                                 36,585
Interest on other borrowings                                                         29,252                                 26,982
                                                                            ----------------                       ----------------
               Total interest expense                                                66,560                                 80,287
                                                                            ----------------                       ----------------
Net Interest Income                                                                 185,911                                179,227
Provision for loan losses                                                             5,010                                  7,679
                                                                            ----------------                       ----------------
Net interest income after provision for
     loan losses                                                                    180,901                                171,548
                                                                            ----------------                       ----------------
Non-Interest Income
Trust and investment services                                                         4,230                                  2,370
Insurance fees, commissions and premiums                                              9,004                                  1,521
Service charges on deposit accounts                                                  10,959                                  9,712
Gains on securities transactions, net                                                 6,179                                  2,964
Fees from loan servicing                                                              4,451                                  4,913
Gain on sale of loans, net                                                            5,315                                  3,342
Bank owned life insurance                                                             3,078                                  3,222
Other                                                                                 8,646                                 10,421
                                                                            ----------------                       ----------------
               Total non-interest income                                             51,862                                 38,465
                                                                            ----------------                       ----------------

Non-Interest Expense
Salary expense                                                                       49,067                                 41,963
Employee benefit expense                                                             12,198                                  9,547
Net occupancy expense                                                                17,182                                 13,995
Amortization of intangible assets                                                     6,375                                  4,903
Distributions on capital securities                                                   7,864                                  7,865
Other                                                                                25,259                                 21,594
                                                                            ----------------                       ----------------
               Total non-interest expense                                           117,945                                 99,867
                                                                            ----------------                       ----------------
Income before income taxes                                                          114,818                                110,146
Income tax expense                                                                   39,107                                 31,650
                                                                            ----------------                       ----------------
Net Income                                                               $           75,711                     $           78,496
                                                                            ----------------                       ----------------

Earnings Per Share:  (1)
              Basic                                                      $             0.80                     $             0.79
              Diluted                                                    $             0.80                     $             0.79
Weighted Average Number of Shares Outstanding:  (1)
              Basic                                                              94,226,287                             99,159,149
              Diluted                                                            94,685,855                             99,778,533

Note:  (1)  Share data reflects the 5% stock dividend paid on May 16, 2003.
